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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant |_| Filed by a Party other than the Registrant |X|

 Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-12


                       PEDIATRIC SERVICES OF AMERICA, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                DAVID NIERENBERG
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

 Payment of Filing Fee (Check the appropriate box):
|X| No Fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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          pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                       2003 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       PEDIATRIC SERVICES OF AMERICA, INC.

                    ________________________________________

                                 PROXY STATEMENT
                                       OF
                                DAVID NIERENBERG
                    ________________________________________

         This Proxy Statement is being furnished to you by David Nierenberg in connection with the 2003 Annual Meeting of the stockholders of Pediatric Services of America, Inc., a Delaware corporation (the "Company"), to be held, according to the Company, at 9:00 a.m., local time, on Wednesday, February 12, 2003, in the Medlock Auditorium at the Northeast Atlanta Hilton Hotel located at 5993 Peachtree Industrial Boulevard, Norcross, Georgia, and any adjournments thereof (the "Annual Meeting"). The date of this Proxy Statement is January __, 2003.

         Mr. Nierenberg is President of Nierenberg Investment Management Company, which is the General Partner of The D3 Family Fund, L.P. Nierenberg Investment Management Company and The D3 Family Fund, L.P. may be considered participants in this solicitation. Accordingly, Mr. Nierenberg, Nierenberg Investment Management Company and The D3 Family Fund, L.P. will be referred to in this Proxy Statement by "we" or "our" as the context requires, or as the "Participants." Mr. Nierenberg is not soliciting or requesting your proxy. Rather, for the reasons stated below, Mr. Nierenberg is urging you to withhold your votes as to the proposed re-election of Joseph Sansone as a member of the Company's board of directors. More information about the reasons for Mr. Nierenberg's solicitation and the background of Mr. Nierenberg and other participants in his solicitation is provided in this proxy statement under the headings "Introduction", "Reasons to Withhold Your Votes" and "Beneficial Ownership of the Participants."

                                  INTRODUCTION

         David Nierenberg is President of Nierenberg Investment Management Company, an investment adviser. The D3 Family Fund, L.P. is a Washington limited partnership that was formed to invest in publicly traded stock and other securities. The principal business address of Mr. Nierenberg, the Nierenberg Investment Management Company, and the D3 Family Fund is 19605 N.E. 8th St., Camas, WA 98607.

         None of the Participants holds any office or position with the Company. Except as otherwise disclosed in this Proxy Statement, there are no contracts, arrangements, understandings or relationships, legal or otherwise, among the Participants or their associates with respect to any securities of the Company. Transactions by the Participants with respect to the Company's common stock over the last two years are set forth in Schedule I to the Proxy Statement.

         The Participants are investors in the Company and together own substantially more shares of its common stock than all five of the Company's existing directors together. The Participants are extremely unhappy about the Company's compensation package for its Chief Executive Officer Joseph D. Sansone, who also serves as a director and is standing for re-election to the Company's board of directors.

         At the 2003 annual meeting, the stockholders of the Company will have the opportunity to vote on the re-election of Mr. Sansone to the Company's board of directors. Background information about Mr. Sansone and his qualifications can be found in the Company's proxy statement.

         The Participants are not soliciting proxies from any stockholders. Rather, the participants have engaged in this solicitation to urge the Company's stockholders to withhold their votes with respect to the re-election of Mr. Sansone.



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                         REASONS TO WITHHOLD YOUR VOTES

         What follows are copies of the recent correspondence Mr. Nierenberg has had with the Company. The first letter to the Company dated December 29, 2002 outlines Mr. Nierenberg's reasons for suggesting changes to the CEO's compensation package and why Mr. Nierenberg believes the compensation package as approved by the Company's board of directors is not justified. The second letter dated January 6, 2003 is from the Chairman of the Company's board of directors and responds to Mr. Nierenberg's first letter. Finally, the third letter is from Mr. Nierenberg replying to the Chairman's letter and outlines additional reasons why the Company's performance does not justify the compensation recently awarded to Mr. Sansone. The Participants believe that by withholding votes for the re-election of Mr. Sansone to the board of directors, we can send a message to implement compensation reform and restore value to the Company's stockholders.

--------------------------------------------------------------------------------

December 29, 2002

Mr. Edward K. Wissing
Chairman of the Board of Directors
Pediatric Services of America, Inc.
310 Technology Parkway
Norcross, GA 30092

Dear Ed:

         While we are genuinely pleased with PSA's recent changes in corporate governance and the company's reiteration of earnings guidance for fiscal 2003 we remain extremely unhappy about the overcompensation of the company's CEO. As you know, on three separate occasions in the last several months we communicated in writing our concerns about his compensation to the board. The large bonus the board has just awarded him for 2002, plus the constructive termination protection just added to his severance package, show that the board's view and ours of what constitutes the appropriate CEO compensation remain widely divergent. Therefore from now on we believe that we must communicate with the board and the public simultaneously. In that manner your outside shareholders, who own 95% of the company, will be in a better position to hold the board of directors accountable for its actions.

         We believe strongly, as a matter of first principle, that CEO compensation must be driven only by corporate performance and by the creation of shareholder value. CEO compensation is not an entitlement.

         PSA management forecast on two quarterly earnings calls that the company would exit fiscal 2002 at an EBITDA margin of 9%. On numerous other occasions over the past three years management stated that their goal was to restore profitability to this level by about this time. Management and the Street were right to focus on the EBITDA margin as the paramount goal. It is the most crucial indicator of the financial and operational health of this company. EBITDA restoration also shows the company's recovery from the brink of disaster several years ago. But instead of exiting the fourth fiscal quarter of 2002 at 9%, the company delivered only 6%.

         After he missed this crucial metric by one-third, a miss which earlier in the year caused the share price to tumble from 12 to 5, the board then "rewarded" the CEO with a $200,000 cash bonus for fiscal 2002, fully 55.5% of his base, gave him a 5% raise, and gilded the lily of an already excessive severance package. The board provided no detailed justification for these astonishing decisions in the draft proxy statement the company filed with the SEC on December 17, leaving shareholders' imaginations free to fill the resulting informational vacuum.

         We believe that a CEO who misses such a key goal by such a wide margin deserves no bonus at all. Such a CEO should be grateful that he still has a job. We believe that the board's decisions cannot stand.

         We ask that PSA not mail the draft proxy to the shareholders. We ask, instead, that you delay the annual meeting long enough so that you will have adequate time to bring the CEO's compensation down to earth and that you publish his revised contract and bonus in an amended proxy when rescheduling the meeting. We believe that the following five changes should be made in his compensation package:

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         1. The $200,000 bonus for 2002 should be reduced to zero. If already paid, the funds should be returned to the company. (We have no problem with the CFO's bonus. We believe that the improvements in the company's DSO's, in receivables quality, in the company's net debt level, and the management of insurance costs show that the CFO earned his bonus.)

         2. The change in the CEO's severance package, enabling him to yank his golden parachute if a majority of directors, not previously approved by the board, are elected to the board, should be eliminated completely. This new provision is outrageous and indefensible; it rewards a CEO for misfeasance which causes him to lose control of the board. If the CEO is so anxious that he will not continue to serve without this new model parachute, perhaps the board should let him jump without it. In the real world accountability exists. Why should he be cocooned?

         3. The economics of the severance package are also excessive, providing the CEO with up to 42 months of salary plus 150% of his prior year bonus plus full vesting plus full funding of deferred compensation. The immediate cash components alone could aggregate to as much as 38% of PSA's fully taxed operating profit for fiscal 2002! We believe that a founder/CEO certainly is entitled to severance protection, but we believe that a simple month of severance for each year of service to the company ought to be adequate for the CEO. Anything beyond that rewards incompetence and should be relinquished.

         4. No public company CEO needs an $80,000 luxury automobile at company expense. A $20,000 vehicle should be perfectly adequate and that is what we recommend. If, for some reason, this CEO requires more, his salary is large enough for him to pay for it himself.

         5. The CEO should have no more raises in his salary until the company returns to the 9% EBITDA margin. We are not opposed to raises for other executives or for the rank and file. We all live in a world where costs inflate. But this CEO nearly presided over the ruin of this company several years ago. Until he fully restores the company's profitability he should not receive further raises. It should be enough for him that he still has his job.

         The board Compensation Committee needs to be changed to bring its composition and its views into proper alignment with the economic realities of the Sarbanes-Oxley world of improved corporate governance. We do not expect these committee changes to occur before the upcoming annual meeting, but we would like to see them made by the middle of the new calendar year. Two changes are needed: first, PSAI needs to have a new Compensation Committee chair, one who is more independent of the CEO, one who has not served on the board of this company since its founding in 1989. Second, the majority of the members of the committee also need to be relatively new and fully independent so that they will serve as shareholder advocates, not as benefactors of the CEO.

         Unless all five of our CEO compensation suggestions are accepted by the board and implemented by the company before the annual meeting, we will vote all of our shares against the re-election of the CEO to the board and we will urge all other shareholders to do the same.

         In addition, unless all five CEO compensation changes are made and the Compensation Committee changes accepted for subsequent implementation, we will convene a special shareholder meeting, separate from the annual meeting, at which we will seek to elect a new independent slate of outside directors to take the majority of seats on the board. We would develop this slate in active consultation with the other outside shareholders of the company. Nominees would conceive of themselves as advocates for the best interests of all shareholders, rather than as benefactors or cronies of the CEO.

         The recent enactment of the Sarbanes-Oxley legislation signifies that the Congress, the SEC, and the White House see themselves as shareholder advocates. The nation is disgusted with corporate cronyism, angered by excessive executive compensation, and committed to seeing CEO compensation tightly and directly linked to performance which builds real long term shareholder value. This CEO and this board now must demonstrate persuasively that they embrace this new reality.

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Sincerely yours,

/s/DAVID NIERENBERG

David Nierenberg

--------------------------------------------------------------------------------

January 6, 2003

Mr. David Nierenberg, President
Nierenberg Investment Management Company, Inc.
19605 Northeast 8th Street
Camas, WA 98607

Dear Mr. Nierenberg:

         I am writing this letter on behalf of all of the directors of Pediatric Services of America. The Board of Directors recently met to consider the issues raised in your amended Schedule 13D, filed December 30, 2002. This filing included your letter to me dated December 29, 2002, making several demands upon the Board.

         Because we are in a proxy solicitation period, you will find this letter is filed with the SEC as additional proxy materials. It will be available to all stockholders. Further, the Board believes that, despite your amended
Schedule 13D filing, you and at least certain others (including ex-employees of the Company) participating in a message board at Yahoo.com are engaged, individually and as members of a group, in a solicitation of proxies and other conduct in violation of the Securities Exchange Act of 1934 and the Proxy Rules under that Act, and that some of those solicitations include misstatements of fact. The Board has instructed counsel to continue to explore those remedies available to the Company for this conduct.

         The Board has considered your request and determined that it will not undertake any of the changes that you demand in your letter. Indeed, the Board reaffirms its commitment to and approval of the strategic course and performance of the Company under the leadership of Mr. Sansone. Further, we believe that Mr. Sansone should continue as a director.

         With respect to the issues raised in your December 29 letter to me, we believe your allegations concerning the Company's financial performance, its shareholder value, and CEO compensation are misplaced and without foundation. Since the Company embarked upon its new strategic initiatives in 1999, the financial performance of the Company has been extremely positive. The Company has regained profitability, became re-listed on Nasdaq, eliminated businesses not relevant to its core competencies, shut down unprofitable offices, opened new offices, significantly reduced debt, improved its collections, and developed a strong and focused strategic course.

         With specific respect to CEO compensation, the Compensation Committee of the Board takes seriously its responsibilities and each year has reviewed with Mr. Sansone the level of his compensation based upon his performance. This has been true since the Company's founding in 1989, but especially so since the Company embarked upon its new strategic initiatives in 1999. The compensation of Mr. Sansone is developed each year predicated on performance objectives and related results.

         In the context of 2002, the Compensation Committee considered the following facts and accomplishments that the Company achieved under Mr. Sansone's leadership and guidance. The simplistic isolation of EBITDA margins as a sole measure of performance is misleading and by itself does not fairly or accurately reflect the Company's accomplishments in fiscal year 2002. Our considerations included:

     o   Company revenue increased 7% in 2002 compared to 2001.

     o Provision for doubtful accounts decreased by $936,000 to a level of 1% of revenue in 2002 versus 1.6% of revenue in 2001--a reduction of 60 basis points.

     o Operating income increased by $3,500,000 in 2002 from 2001, representing 4.5% of revenue versus 3.0%


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         of revenue in 2001.

     o Income from continuing operations before income taxes and extraordinary events increased by $4,300,000 or 3.2% of revenue in 2002 compared to
         1.1 % of revenue in 2001.

     o Long term debt was reduced to $24,800,000 in 2002 from $32,400,000 in 2001, using internally generated cash and cash on hand, and reduced the ratio of Company debt to total capitalization to 31% from 44%. Indeed, long-term debt has been reduced from $138,500,000 in 1999 to $24,800,000 in 2002.

     o Days sales outstanding (DSOs) were improved to 60 days in 2002 from 62 days in 2001.

     o In June 2002, the company acquired MedLink, a strategically valuable company in Florida that is accretive to earnings.

     o The Company has opened 11 new branch operations in its service lines and 2 new PPEC Centers to continue its strategic focus and build a strong platform for continued growth.

     o Shareholder equity, as reflected on the Company's balance sheet, increased to $55,800,000 in 2002 from $41,100,000 in 2001.

     o   Earnings per share increased to $1.97 in 2002 from $0.79 in 2001.

     o The Company exceeded the published analyst earnings per share estimates for each quarter of fiscal year 2002.

         In establishing Mr. Sansone's compensation level, the Compensation Committee also considers compensation paid to other CEOs of comparable companies in the industry in which the Company conducts its business. In a study published in Home Health Line on June 14, 2002, the mean compensation for comparable CEOs in 2001 was $594,000 and the median compensation in 2001 was $500,000. Mr. Sansone's compensation in 2002 remained below the 2001 mean compensation level as reported in the study.

         It is because of the foregoing results, supported by industry compensation data, that the Compensation Committee and the Board feel that Mr. Sansone's compensation is fair and just and reflects the interests of the stockholders.

         In addition to compensation, we believe your letter also reflects a misunderstanding of some features of Mr. Sansone's employment contract--for instance, you substantially overstate the term of his potential severance package, by as much as 190% and by no less than 27% depending upon the scenario. Further, although Mr. Sansone has the option to acquire a company reimbursed automobile not to exceed $80,000 in value, Mr. Sansone retains, at his choice, an automobile that is currently three years old with remaining lease payments of approximately $15,000.

         With respect to corporate governance, you have demanded a restructuring of the Compensation Committee, and potentially the entire Board if it does not acquiesce to your demands. While the Board continuously reviews and seeks ways to improve the governance of the Company, the Board does not anticipate undertaking any of the changes demanded by you. The Company recently adopted several corporate governance changes that were anticipated prior to the enactment of the Sarbanes-Oxley legislation and are consistent with its purposes. Complying with the requirements of Sarbanes-Oxley has only involved minor process changes for the Company. We are proud of that fact and remain committed to effective and efficient corporate governance consistent with Sarbanes-Oxley. We believe the Company's current governance structure furthers the sound administration of Company affairs and we see no need for additional changes at this time.

         As previously indicated to you, the Board remains committed to building real long-term shareholder value pursuant to a well-formulated strategic plan. We believe we have been doing just that and the Company, under Mr. Sansone's leadership, has been meeting its plan. We will continue those programs we have initiated as well as initiate new programs we consider that will further enhance shareholder value. Mr. Sansone has led these efforts,


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both in their formulation and their execution, and will continue to do so.

Very truly yours,

/s/      EDWARD K. WISSING

Edward K.  Wissing
Chairman of the Board of Directors
Pediatric Services of America, Inc.

--------------------------------------------------------------------------------

January 9, 2003

Mr. Edward K. Wissing,
Chairman of the Board of Directors
Pediatric Services of America, Inc.
310 Technology Parkway
Norcross, Georgia   30092

Dear Ed:

Thank you for your reply to my letter. I will respond to your points:

         1. I have consulted legal counsel in connection with these matters and am confident that I am in compliance with the proxy rules.

         I apologize to any shareholder(s) who, not knowing of my opposition to Mr. Sansone's re-election as set forth in the amended Schedule 13D, may have voted for him. Fortunately these shareholders have the remedy of voiding their yes votes and voting instead to withhold their approval of his re-election. In fact, I urge them to do exactly this.

         2. Your claim that D3 and others are somehow acting as a "group" is completely mistaken. As you and I know, the word "group" when used in this context is a word with a specialized meaning. Consistent with that meaning, I will state, unequivocally and unconditionally, that there is no group; there has not been a group; and there has been no effort to form a group. Knowing of your commitment to accuracy in proxy statements and additional proxy materials, this error in your letter to me dated January 6th filed with the Securities and Exchange Commission as additional definitive materials needs to be rectified.

         3. You state in your letter that although the CEO's contract entitles him to an $80,000 motor vehicle, he is driving a less expensive older one. Thank you for sharing this. I still would like to learn why on August 1, 2001, the original date of his contract, the board decided that an $80,000 commitment for an automobile was an appropriate expense for a company which had so recently avoided collapse and why it was viewed as earned and needed. Second, since the board amended the CEO's contract as recently as November 7, 2002, to give him the constructive termination cocoon, I wonder why it didn't at that time modify the automobile benefit to align it with the CEO's current practice and with post-Sarbanes-Oxley economic reality.

         4. You claim that I have mischaracterized the duration and the cash costs of the severance provisions of the CEO's contract in my December 29, 2002 letter to you. Upon rereading his contract, I honestly do not believe that you are correct, in part because my letter carefully and deliberately stated that the contract gave him "up to 42 months of salary" [emphasis added]. Note that I did not say precisely and only 42 months; I said up to 42 months. I believe my reading of the contract is accurate, particularly for any termination early in the initial term of the contract.

         If, however, my reading of the contract, even with the "up to" qualifying language, is mistaken, I will set the matter right immediately. From your letter it is difficult to know exactly how many months of severance you think Sansone has under each possible scenario, since you state your objection in terms of the percentage size of the


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error which you allege that I made, not in months. Perhaps you might, instead, state in plain language precisely how many months of severance the board gave the CEO under each possible contractual scenario.

         I still believe, regardless of how you answer this question, that the CEO's severance is grossly excessive because it includes more than the 13 months which I consider appropriate plus 150% of prior year's bonus plus full vesting plus the funding of deferred compensation.

         Responsibility for explaining the CEO's compensation to the shareholders, and for justifying it, in plain and comprehensible English, is yours, not mine. When the company filed his revised contract as an exhibit to its most recent Form 10-K, that exhibit was not accompanied by any explanation of its terms. Nor was his package adequately described or justified in the report of the Compensation Committee in the company's most recent proxy statement (hence your need to justify his bonus, post hoc, in your letter). If shareholders err in describing any provisions of the contract, I think your board shares responsibility for having kept us in the dark.

         5. You cite a long list of accomplishments to justify the $200,000 cash bonus which the board awarded the CEO for fiscal 2002. In my opinion your list is diffuse and old. It takes credit away from other capable contributors at PSA who did the heavy lifting. Even more important, your decision to pay a 55% bonus is unjustifiable given PSA's failure to meet the 9% EBITDA margin goal which the company twice forecast in quarterly earnings calls during the first half of fiscal 2002. The company voluntarily decided to highlight this measurement. The company selected the 9% number. None of your outside shareholders forced it on the company or picked the number for you. Publicizing it, then missing it by nearly one third, was management's unforced error.

         Your recitation has not persuaded me that the CEO earned the fiscal 2002 cash bonus which you awarded him, particularly given the visibility and importance of the EBITDA goal, the substantial magnitude of the miss, and the consequent harm to the company's investors as the share price declined from 12 to 5. Moreover, you already gave the CEO a $200,000 bonus for fiscal 2001. I wish I could be so handsomely and repeatedly compensated every time I mess up!

         In conclusion, I continue to believe that the CEO's total compensation package is excessive and undeserved. I feel that the board, through the addition of new blood, needs more detachment and objectivity to better evaluate the CEO's contribution to and future role in the company.

         I sense, from several of your comments, a possible willingness on your part to modify the CEO's compensation package and to work with us on board composition to avert a February (and possible subsequent) confrontation(s). Perhaps I am mistaken. If I am correct, however, I would welcome hearing from you. Both of us genuinely do want PSA to succeed.

Sincerely yours,

/s/DAVID NIERENBERG

David Nierenberg

--------------------------------------------------------------------------------


                    BENEFICIAL OWNERSHIP OF THE PARTICIPANTS

         The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of December 31, 2002 by the Participants. According to the Company's proxy statement as of December 16, 2002, the Company had 6,850,397 shares of common stock outstanding.

                                                        SHARES BENEFICIALLY
NAME                                               OWNED AS OF DECEMBER 31, 2002       PERCENT BENEFICIALLY OWNED

D3 Family Fund, L.P.                                      920,830                                  13.4%
David Nierenberg                                          971,830 (1)                              14.2%



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Nierenberg Investment Management
Company, Inc.                                                   0                                      *
All participants in solicitation as a group               971,830 (2)                              14.2%

* Less than 1% of the Company's outstanding shares.

(1) David Nierenberg is President of Nierenberg Investment Management Company, the General Partner of The D3 Family Fund, L.P. (the "Fund"). The Fund has sole voting and dispositive power over 920,830 shares of common stock. The address for the Fund is 19605 North East 8th Street, Camas, Washington 98607. By virtue of his position with Nierenberg Investment Management Company, Mr. Nierenberg has the sole power to vote and dispose of the common stock owned by The D3 Family Fund. In addition, Mr. Nierenberg has sole voting and dispositive power with respect to 20,000 shares of common stock owned by Haredale, Ltd, a Bahamian corporation. The address for Haredale, Ltd is P.O. Box N-4465, Nassau, New Providence, The Bahamas. Mr. Nierenberg disclaims beneficial ownership of the shares held by Haredale, Ltd. Mr. Nierenberg also has sole voting and dispositive power over 7,500 shares of common stock held by Olivier Roux of Talisman Management, Ltd., 3,000 shares of common stock held by Mr. James Henry Hildebrandt of Bain & Company, 3,000 shares of common stock held by Toxford Corporation, 10,000 shares of common stock held by The David and Patricia Nierenberg 1993 Irrevocable Trust, 3,000 shares of common stock directly held by Bruno Tiphine, and 4,500 shares of common stock jointly held by Rita and Bruno Tiphine.

(2) Does not equal the sum of the above figures because of joint beneficial ownership of shares.

         A list of transactions by the Participants with respect to the Company's common stock over the past two years is attached to this Proxy Statement as Schedule I. No Participant and no associate of any Participant (within the meaning of the federal proxy rules) beneficially owns any securities of the Company other than the common stock described above. No Participant beneficially owns any securities of any parent or subsidiary of the Company. No Participant has record but not beneficial ownership with respect to any securities of the Company.

         The Participants have not entered into any contracts, arrangements or understandings within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. In addition, the Participants do not know of any transactions during the past year, currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest.

         The Participants have not entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

                                     VOTING

General
-------

      As set forth in the Company's proxy statement, the securities that can be voted at the Annual Meeting consist of common stock of the Company, $.01 par value per share, with each share entitling its owner to one vote on each matter properly submitted to the stockholders. The record date for determining the holders of common stock who are entitled to receive notice of and to vote at the Annual Meeting is December 16, 2002 (the "Record Date"). On the Record Date, 6,850,397 shares of common stock were outstanding and eligible to be voted at the Annual Meeting.

Quorum and Vote Required
------------------------

      According to the Company's proxy statement, the presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, the proposal receiving the greatest number of all votes cast "for" or "against," as well as abstentions (including instructions to withhold authority to vote) and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others), will be used.

      As set forth in the Company proxy statement, in voting for the proposal to elect one director, stockholders may vote in favor of the nominee or withhold their votes as to the nominee. Pursuant to the Bylaws of the Company, the affirmative vote of the holders of a majority of the shares of common stock represented in person or


                                       8
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                                                  MATERIAL DATED JANUARY 9, 2003

by proxy at the Annual Meeting is required to approve the proposal. As a result, shares which are withheld or abstained from voting and any broker non-votes with regard to a proposal will have the same legal effect as a vote against the proposal.

         According to the Company's proxy statement, any stockholder who has already returned the proxy card enclosed in the Company Proxy Statement has the power to revoke that proxy at any time before it is voted by giving written notice to James M. McNeill, Secretary of the Company, at 310 Technology Parkway, Norcross, Georgia 30092-2929.

                             ADDITIONAL INFORMATION

         Other than the election of directors, we are not aware of any proposals to be brought before the Company's Annual Meeting. If other proposals are brought before the Annual Meeting, the persons named as proxies in the proxy card distributed by the Company will vote on these matters in their discretion.

         The Company's proxy statement is required to set forth information regarding:

     o   the beneficial ownership of shares of the Company's voting securities by:

         o any person known to the Company to beneficially own more than 5% of any class of voting securities of the Company;

         o each director and nominee, and certain executive officers of the Company; and

         o    all directors as a group;

     o information concerning the Company's directors and management, including information relating to management compensation; and

     o information concerning the procedures for submitting stockholder proposals for consideration at the Company's 2003 Annual Meeting of Stockholders. Reference is hereby made to this information which, to the extent it may be deemed required, is incorporated herein pursuant to Rule 14(a) - 5(c) under the Securities Exchange Act of 1934.

         The information concerning the Company contained in this Proxy Statement has been taken from or is based upon publicly available information. Although Mr. Nierenberg does not have any information that would indicate that any information contained in this Proxy Statement concerning the Company is inaccurate or incomplete, Mr. Nierenberg does not take any responsibility for the accuracy or completeness of such information.

         The entire expense of this solicitation is being borne by the Participants, and the Participants do not intend to seek reimbursement for this expense from the Company. Costs of this solicitation are currently estimated to be approximately $_________. The Participants estimate that through the date hereof, their expenses in connection with this solicitation are approximately $_________.

         WE URGE YOU TO TAKE ADVANTAGE OF THIS OPPORTUNITY TO WITHHOLD YOUR VOTES AS TO THE PROPOSED RE-ELECTION OF JOSEPH D. SANSONE AS A MEMBER OF THE BOARD OF DIRECTORS OF THE COMPANY.

         Questions, or requests for additional copies of this Proxy Statement, should be directed to:

                              Mr. David Nierenberg
                 Nierenberg Investment Management Company, Inc.
                               19605 NE 8th Street
                             Camas, Washington 98607
                            Telephone: (360) 604-8600
                            Facsimile: (360) 604-1811
                          email: david@d3familyfund.com
 Dated:  January ___, 2003



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
                                   SCHEDULE I

       TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

                           BY THE D3 FAMILY FUND, L.P.

------------------------------------------------------------------------------------------------------

   TYPE OF SECURITIES      SHARES OF SECURITIES PURCHASED/(SOLD)               DATE OF PURCHASE/(SALE)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
      common stock                         3,500                                       6/26/00
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                        7/6/00
------------------------------------------------------------------------------------------------------
      common stock                        68,500                                       7/10/00
------------------------------------------------------------------------------------------------------
      common stock                        13,500                                       7/14/00
------------------------------------------------------------------------------------------------------
      common stock                         6,000                                       7/17/00
------------------------------------------------------------------------------------------------------
      common stock                         3,500                                       7/19/00
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                       7/21/00
------------------------------------------------------------------------------------------------------
      common stock                        20,000                                       7/24/00
------------------------------------------------------------------------------------------------------
      common stock                         5,000                                       7/25/00
------------------------------------------------------------------------------------------------------
      common stock                         3,930                                       7/26/00
------------------------------------------------------------------------------------------------------
      common stock                        53,000                                       7/28/00
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       7/31/00
------------------------------------------------------------------------------------------------------
      common stock                        15,500                                        8/2/00
------------------------------------------------------------------------------------------------------
      common stock                         5,500                                        8/8/00
------------------------------------------------------------------------------------------------------
      common stock                        70,000                                       8/10/00
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                       8/11/00
------------------------------------------------------------------------------------------------------
      common stock                         7,500                                       8/14/00
------------------------------------------------------------------------------------------------------
      common stock                        14,000                                       8/15/00
------------------------------------------------------------------------------------------------------
      common stock                        16,500                                       8/17/00
------------------------------------------------------------------------------------------------------
      common stock                        13,500                                       8/21/00
------------------------------------------------------------------------------------------------------
      common stock                         8,500                                       8/22/00
------------------------------------------------------------------------------------------------------
      common stock                        34,000                                       8/24/00
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                       8/25/00
------------------------------------------------------------------------------------------------------
      common stock                        11,000                                       8/28/00
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       8/29/00
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       8/31/00
------------------------------------------------------------------------------------------------------
      common stock                        14,000                                        9/1/00
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                        9/5/00
------------------------------------------------------------------------------------------------------
      common stock                        372,000                                       9/7/00
------------------------------------------------------------------------------------------------------
      common stock                        11,500                                        9/8/00
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       9/11/00
------------------------------------------------------------------------------------------------------
      common stock                        16,000                                       9/12/00
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       9/13/00
------------------------------------------------------------------------------------------------------
      common stock                        14,000                                       9/14/00
------------------------------------------------------------------------------------------------------
      common stock                        33,000                                       9/15/00
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       9/18/00
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       9/27/00
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       9/28/00
------------------------------------------------------------------------------------------------------
      common stock                          500                                        10/6/00
------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------

   TYPE OF SECURITIES      SHARES OF SECURITIES PURCHASED/(SOLD)               DATE OF PURCHASE/(SALE)
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       10/9/00
------------------------------------------------------------------------------------------------------
      common stock                         1,500                                       10/10/00
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       10/11/00
------------------------------------------------------------------------------------------------------
      common stock                         7,500                                       10/12/00
------------------------------------------------------------------------------------------------------
      common stock                         5,000                                       10/13/00
------------------------------------------------------------------------------------------------------
      common stock                         2,000                                       10/16/00
------------------------------------------------------------------------------------------------------
      common stock                         3,500                                       10/25/00
------------------------------------------------------------------------------------------------------
      common stock                         1,500                                       11/17/00
------------------------------------------------------------------------------------------------------
      common stock                         6,000                                       11/21/00
------------------------------------------------------------------------------------------------------
      common stock                         8,000                                       11/22/00
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       11/28/00
------------------------------------------------------------------------------------------------------
      common stock                        15,000                                       11/29/00
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       11/30/00
------------------------------------------------------------------------------------------------------
      common stock                         7,000                                       12/14/00
------------------------------------------------------------------------------------------------------
      common stock                         2,000                                       12/15/00
------------------------------------------------------------------------------------------------------
      common stock                         4,500                                       12/22/00
------------------------------------------------------------------------------------------------------
      common stock                        19,500                                       12/26/00
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       12/27/00
------------------------------------------------------------------------------------------------------
      common stock                         5,000                                       12/28/00
------------------------------------------------------------------------------------------------------
      common stock                        30,500                                       12/29/00
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                        1/4/01
------------------------------------------------------------------------------------------------------
      common stock                        28,500                                        1/5/01
------------------------------------------------------------------------------------------------------
      common stock                        88,000                                        1/9/01
------------------------------------------------------------------------------------------------------
      common stock                         5,000                                       1/10/01
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       1/24/01
------------------------------------------------------------------------------------------------------
      common stock                         8,500                                       1/25/01
------------------------------------------------------------------------------------------------------
      common stock                         1,500                                       1/30/01
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                       1/31/01
------------------------------------------------------------------------------------------------------
      common stock                         1,500                                        2/1/01
------------------------------------------------------------------------------------------------------
      common stock                         5,000                                       2/21/01
------------------------------------------------------------------------------------------------------
      common stock                         2,000                                       2/22/01
------------------------------------------------------------------------------------------------------
      common stock                        36,300                                       2/23/01
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       2/28/01
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                        3/5/01
------------------------------------------------------------------------------------------------------
      common stock                         5,000                                        3/6/01
------------------------------------------------------------------------------------------------------
      common stock                         3,500                                        3/8/01
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                       6/21/01
------------------------------------------------------------------------------------------------------
      common stock                        12,000                                       6/27/01
------------------------------------------------------------------------------------------------------
      common stock                        15,000                                       6/29/01
------------------------------------------------------------------------------------------------------
      common stock                         1,000                                        7/2/01
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       7/13/01
------------------------------------------------------------------------------------------------------
      common stock                         4,000                                       7/17/01
------------------------------------------------------------------------------------------------------
      common stock                         2,000                                       7/18/01
------------------------------------------------------------------------------------------------------
      common stock                         2,000                                       7/20/01
------------------------------------------------------------------------------------------------------

                                       11
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                                                  MATERIAL DATED JANUARY 9, 2003

------------------------------------------------------------------------------------------------------

   TYPE OF SECURITIES      SHARES OF SECURITIES PURCHASED/(SOLD)               DATE OF PURCHASE/(SALE)
------------------------------------------------------------------------------------------------------

      common stock                         2,500                                       7/23/01
------------------------------------------------------------------------------------------------------
      common stock                         1,500                                       7/24/01
------------------------------------------------------------------------------------------------------
      common stock                        16,000                                       7/25/01
------------------------------------------------------------------------------------------------------
      common stock                        29,600                                       12/20/02
------------------------------------------------------------------------------------------------------
      common stock                        15,000                                       12/31/02
------------------------------------------------------------------------------------------------------
      common stock                        (8,000)                                      (2/4/02)
------------------------------------------------------------------------------------------------------
      common stock                       (300,000)                                    (2/13/02)
------------------------------------------------------------------------------------------------------
      common stock                        (2,500)                                     (2/14/02)
------------------------------------------------------------------------------------------------------
      common stock                       (32,500)                                     (2/25/02)
------------------------------------------------------------------------------------------------------
      common stock                       (50,000)                                     (2/26/02)
------------------------------------------------------------------------------------------------------
      common stock                       (15,000)                                     (2/27/02)
------------------------------------------------------------------------------------------------------
      common stock                        (4,000)                                      (3/4/02)
------------------------------------------------------------------------------------------------------
      common stock                       (25,000)                                      (3/5/02)
------------------------------------------------------------------------------------------------------

                              BY DAVID NIERENBERG*

------------------------------------------------------------------------------------------------------
      common stock                        30,000                                       7/28/00
------------------------------------------------------------------------------------------------------
      common stock                       (10,000)                                     (2/13/02)
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       10/1/02
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       10/1/02
------------------------------------------------------------------------------------------------------
      common stock                         3,000                                       11/14/02
------------------------------------------------------------------------------------------------------
      common stock                         2,000                                       11/14/02
------------------------------------------------------------------------------------------------------
      common stock                         2,500                                       11/15/02
------------------------------------------------------------------------------------------------------
      common stock                         7,500                                       10/1/02
------------------------------------------------------------------------------------------------------
      common stock                        10,000                                       10/1/02
------------------------------------------------------------------------------------------------------

* Includes transactions on behalf of accounts over which Mr. Nierenberg has sole voting and dispositive authority.


                                       12